UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2006

ACE SECURITIES CORP.

(as depositor under the Pooling and Servicing Agreement,
dated as of January 1, 2006, providing for the issuance of
ACE Securities Corp. Home Equity Loan Trust, Series 2006-SL1, Asset-Backed Pass-Through
Certificates)

ACE Securities Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-123741-15	56-2088493
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6525 Morrison Blvd., Suite 318, Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 704-365-0569

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Description of the Certificates and the Mortgage Pool

On January 27, 2006, a series of certificates, entitled ACE Securities Corp. Home Equity Loan Trust, Series 2006-SL1, Asset-Backed Pass-Through Certificates (the “Certificates”), were issued pursuant to a pooling and servicing agreement, dated as of January 1, 2006 (the “Agreement”), attached hereto as Exhibit 4.1, among ACE Securities Corp. as depositor (the “Depositor”), Wells Fargo Bank, National Association as master servicer and securities administrator, Ocwen Loan Servicing, LLC as a servicer, GMAC Mortgage Corporation as a servicer and HSBC Bank USA, National Association as trustee (the “Trustee”). The Certificates consist of sixteen classes of certificates (collectively, the “Certificates”), designated as the “Class A Certificates”, “Class M-1A Certificates”, “Class M-1B Certificates”, “Class M-2 Certificates”, “Class M-3 Certificates”, “Class M-4 Certificates”, “Class M-5 Certificates”, “Class M-6 Certificates”, “Class M-7 Certificates”, “Class M-8 Certificates”, “Class M-9 Certificates”, “Class B-1 Certificates”, “Class CE-1 Certificates”,“Class CE-2 Certificates”, “Class P Certificates” and “Class R Certificates”. The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”), consisting of a pool of mortgage loans (the “Mortgage Pool’”) of conventional, one- to four- family, fixed rate, second lien mortgage loans having original terms to maturity up to 30 years (the “Mortgage Loans”). The Mortgage Pool consists of Mortgage Loans having an aggregate principal balance of approximately $421,957,378 as of January 1, 2006 (the “Cut-off Date”). The Mortgage Loans were purchased pursuant to the Mortgage Loan Purchase Agreement, dated January 27, 2006, between DB Structured Products, Inc. as sponsor and the Depositor (the “Mortgage Loan Purchase Agreement”). The Class A Certificates, Class M-1A Certificates, Class M-1B Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates were sold by Depositor pursuant to the Second Amended and Restated Underwriting Agreement, dated June 24, 1999, as amended and restated to and including January 25, 2006, between the Depositor and Deutsche Bank Securities Inc., and the Terms Agreement, dated January 26, 2006 between the Depositor and Deutsche Bank Securities Inc. (collectively, the “Underwriting Agreement”).

The Certificates, other than the Class B-1, Class CE-1, Class CE-2, Class P and Class R Certificates have the following initial Certificate Balances and Pass-Through Rates:

Class	Initial Certificate Principal Balance(1)	Pass-Through Rate	Scheduled Final Maturity Date
A	$287,986,000.00	One-Month LIBOR + 0.16 (2)(3)	September 25, 2035
M-1A	$8,460,000.00	5.57 (2)(3)	September 25, 2035
M-1B	$16,224,000.00	One-Month LIBOR + 0.42 (2)(3)	September 25, 2035
M-2	$18,566,000.00	5.61 (2)(3)	September 25, 2035
M-3	$10,971,000.00	5.66 (2)(3)	September 25, 2035
M-4	$8,861,000.00	One-Month LIBOR + 0.60 (2)(3)	September 25, 2035
M-5	$9,283,000.00	One-Month LIBOR + 0.67 (2)(3)	September 25, 2035
M-6	$8,861,000.00	One-Month LIBOR + 0.75 (2)(3)	September 25, 2035
M-7	$8,861,000.00	One-Month LIBOR + 1.60 (2)(3	September 25, 2035
M-8	$8,439,000.00	One-Month LIBOR + 2.05 (2)(3	September 25, 2035
M-9	$7,173,000.00	One-Month LIBOR + 2.85 (2)(3	September 25, 2035
______________________
(1)	Approximate.
(2)
The pass-through rate for each class of Offered Certificates will be subject to the applicable Net WAC Pass-Through Rate as described in the prospectus supplement under “Description of the Certificates-Pass-Through Rates.”

(3)
After the optional termination date, the margin applicable to the Class A Certificates will increase by 100%, the fixed rates applicable to the Class M-1A, Class M-2 and Class M-3 Certificates will increase by 0.50% and the margins applicable to the Class M-1B, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will increase by the lesser of (i) the product of the applicable margin and 50% and (ii) 0.50%.

The Certificates, other than the Class B-1, Class CE-1, Class CE-2, Class P and Class R Certificates, and the Mortgage Loans are more particularly described in the Prospectus Supplement, dated January 26, 2006 (the “Prospectus Supplement”), and the Prospectus, dated June 23, 2005, as previously filed with the Securities and Exchange Commission pursuant to Rule 424(b). The Class B-1, Class CE-1, Class CE-2, Class P and the Class R Certificates have not been and will not be publicly offered by the Depositor. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus Supplement.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

Exhibit No.	Description
4.1
Pooling and Servicing Agreement, dated as of January 1, 2006, by and among ACE Securities Corp., as Depositor, Wells Fargo Bank, National Association, as master servicer and securities administrator, Ocwen Loan Servicing, LLC as a servicer, GMAC Mortgage Corporation as a servicer and HSBC Bank USA, National Association, as Trustee relating to the Series 2006-SL1 Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 10, 2006

ACE SECURITIES CORP.

By: /s/ Douglas K. Johnson
Name: Douglas K. Johnson
Title: President

By: /s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page

4.1	Pooling and Servicing Agreement, dated as of January 1, 2006, by and among ACE Securities Corp., as Depositor, Wells Fargo Bank, National Association, as master servicer and securities administrator, Ocwen Loan Servicing, LLC as a servicer, GMAC Mortgage Corporation as a servicer and HSBC Bank USA, National Association, as Trustee relating to the Series 2006-SL1 Certificates.	8

EXHIBIT 4.1